Exhibit 99.1

WisdomTree Board of Directors Sends Letter to Graham Tuckwell in Response to Mr. Tuckwell’s February 20 Letter to the Board

NEW YORK – February 27, 2024 – WisdomTree, Inc. (NYSE: WT) (“WisdomTree” or the “Company”), a global financial innovator, today sent a letter to Graham Tuckwell, chairman of ETFS Capital Limited, from its Board of Directors (“Board”) in response to a February 20, 2024 letter from Mr. Tuckwell to the Board. Mr. Tuckwell sent the letter to the Board following a meeting Mr. Tuckwell had with two of WisdomTree’s Board members on February 13, 2024. In an effort to be transparent with all of its stockholders, WisdomTree is publicly disclosing this letter from the Board. Given the nature of the proposals contained in Mr. Tuckwell’s letter and the Company’s focus on ongoing stockholder communications and engagement, the Board believes that it is important to make its response to Mr. Tuckwell’s letter publicly available.

No stockholder action is required at this time. A full copy of the letter follows:

February 27, 2024

Mr. Graham Tuckwell

Chairman

ETFS Capital Limited

Dear Graham,

On behalf of the Board of Directors of WisdomTree, Inc., we are writing in response to your February 20, 2024 letter to the Board, in which you asked the Board to consider the following proposals: (1) replacing Jonathan Steinberg, our CEO; (2) raising outside money for WisdomTree Prime; and (3) appointing an investment bank to review strategic alternatives for the Company. You also proposed that the Board immediately form a special committee of independent directors and publicly announce an expeditious strategic review of the entire business.

After having carefully reviewed your proposals, we have unanimously concluded not to implement them as we believe that taking any of these actions would undermine our long-term growth strategy and value-creation initiatives.

This Board believes that if we were to implement your proposals, it would jeopardize WisdomTree’s success and harm the Company and its stockholders.

•	First, Mr. Steinberg has the unanimous support of the Board, and, importantly, our clients, employees and partners have overwhelming trust and confidence in his abilities and vision for the Company. That confidence has been validated by our stockholders, as evidenced by the fact that Mr. Steinberg received approximately 86% of the shares voted at the 2023 Annual Meeting of Stockholders, which represented more votes than nearly all other director nominees. This trust was further evidenced by the Board’s recent unanimous approval of both the 2024 annual budget and 2023 performance compensation.

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•	Second, seeking to obtain third-party financing for our digital assets business is unnecessary. We have conviction in our digital assets strategy and believe it is an appropriate use of capital. Furthermore, the Board and management believe that the digital assets strategy is highly integrated with the Company’s overall strategy and critical to the Company’s future success.

•	Third, given the Company’s current trajectory and the progress demonstrated on various value-creation initiatives, the Board does not believe that appointing an investment bank to review strategic alternatives, or forming a special committee of independent directors and publicly announcing an expeditious strategic review of the entire business, is in the best interests of the Company and its stockholders.

The Board recognizes its fiduciary duties to stockholders and is focused on stockholder value creation. The Board continually monitors the Company’s business and strategies, as well as developments in the business environment in which the Company operates. The Board will continue to carefully evaluate any proposals for strategic transactions that it receives, in line with its fiduciary duties and commitment to acting in the best interests of all of the Company’s stockholders.

We have engaged with you in good faith and accommodated many of your requests over the past two years: (1) we added two new Board members you proposed, (2) declassified our Board, and (3) formed a special committee of the Board to review the cost structure, margins and strategy of our entire business, including digital assets. After a thorough and deliberate review, the special committee found no reason to change our course and our Board unanimously reaffirmed support for our CEO and our strategy and plan for stockholder value creation.

In 2023, we successfully defended against your proxy contest at our Annual Meeting of Stockholders, in which you tried to replace three of our Board nominees with three of your own, including yourself. Our stockholders voted to elect five of our six nominees, while rejecting your own candidacy, and approved a stockholder rights plan to protect our Company from your activism campaign.

We are highly focused on corporate governance and, over the past three years, have substantially refreshed our Board, adding key additional experience and perspective, and rotated all committee chair positions. We have a diverse, independent and highly qualified Board that oversees WisdomTree’s strategy and performance with the best interests of all stockholders in mind. Currently, two of our nine Board members were nominated by you in connection with your 2022 and 2023 activism campaigns, respectively. One sits on all three Board committees and chairs the Audit Committee and the other, who joined the Board in June 2023, is an active member of the Nominating and Governance Committee.

We believe that your letter presents an inaccurate picture of WisdomTree’s performance, strategy and value proposition.

For example, while you claim that we should provide more visibility into current initiatives, we publicly provide detailed KPIs and set the highest standard for shareholder transparency. Your claim that management’s approach to shareholder communications does not resonate with investors is contradicted by the fact that, as the chart attached illustrates, WisdomTree’s total stockholder return (TSR) has significantly outperformed its relevant peers over each of the most recent 1, 2, 3 and 4-year time periods. WisdomTree’s stock price also has surpassed its 52-week high, and nears its 5-year high.

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In addition, you claim in your letter that value has been destroyed since the Company acquired ETF Securities in 2018, which is inaccurate. We acquired the European ETP business of ETF Securities to diversify our products, expand our markets and increase our scale and profitability. The acquisition has been very beneficial for WisdomTree, as it boosted our earnings and cash flow and added value to our stockholders. We also used WisdomTree stock as a portion of the consideration in the transaction when the shares were trading at a premium, which was a smart and strategic use of our capital that benefitted all other WisdomTree stockholders.

We continue to demonstrate strong financial and operational performance, outperforming our peers and the market in terms of organic AUM growth, margin expansion and stock price. We also have invested in innovation and technology, launching new products and services that leverage our expertise in tokenization and blockchain-enabled finance. These initiatives have enhanced our competitive advantage and position us for future growth.

We have a proven track record of delivering value to our stockholders, and we have a clear and compelling strategy for the future. The Board continues to unanimously support our strategy and CEO, and recognizes Mr. Steinberg’s strong performance. We are confident that we have the right leadership, the right vision and the right capabilities to continue to grow and succeed in the evolving financial services industry. We remain focused on executing our strategy and delivering superior results for all stockholders.

We urge you to respect the will of our stockholders and the judgment of our Board. The WisdomTree Board and management are committed to constructive dialogue with our stockholders that furthers our goal of creating stockholder value, and we remain open to continuing to engage in an open, constructive dialogue with you regarding the Company.

Sincerely,

The Board of Directors of WisdomTree, Inc.

Win Neuger

Chair of the Board

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WisdomTree, Inc. Total Stockholder Return

About WisdomTree

WisdomTree is a global financial innovator, offering a well-diversified suite of exchange-traded products (ETPs), models, solutions and products leveraging blockchain-enabled technology. We empower investors and consumers to shape their future and support financial professionals to better serve their clients and grow their businesses. WisdomTree is leveraging the latest financial infrastructure to create products that provide access, transparency and an enhanced user experience. Building on our heritage of innovation, we are also developing and have launched next-generation digital products, services and structures, including digital or blockchain-enabled mutual funds and tokenized assets, as well as our blockchain-native digital wallet, WisdomTree Prime™.*

*The WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc. (NMLS ID: 2372500) in select U.S. jurisdictions and may be limited where prohibited by law. Visit https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

WisdomTree currently has approximately $102.3 billion in assets under management globally.

Total Stockholder Return (As of 2/25/24; Sorted by 111 TSR1 Over Last: lY 2Y 3y 4Y WY 32.6% 43.1% 58.5% 94.6% ARAM 38.6 27.4 14.2 90.0 BLK 21.3 13.6 25.3 75.5 JH 20.4 0.5 24.1 64.9 VCTR 19.2 23.4 75.3 97.2 VRTS 15.0 (0.4) 0.2 113.2 TROW 4.8 (17.2) (22.9) 1.6 CNS 4.0 (4.3) 24.3 15.6 AMC (1.3) 10.6 12.0 92.1 BEN (4.5) (3.0) 16.1 39.1 FHI (6.2) 13.5 45.5 28.5 AB (7.1) (14.1) 16.2 46.2 BSIC (9.0) (7.1) 25.2 141.6 IVZ (9.3) (23.9) (24.0) 16.0 Traddional AM Peer Avg. 6.6 1.5 17.8 63.2 Wisdom Tree Ranking #2 #1 #2 #4 Source: FactSet as of 2126/24

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For more information about WisdomTree and WisdomTree Prime™, visit: https://www.wisdomtree.com.

Please visit us on X, formerly known as Twitter, at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on WisdomTree’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside WisdomTree’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements in this press release may include statements relating to WisdomTree’s strategy, its digital assets business, its value creation initiatives and its overall trajectory. Forward-looking statements included in this release speak only as of the date of this release. WisdomTree does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.646.522.2602

Jeremy.Campbell@wisdomtree.com

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com / wisdomtree@fullyvested.com

H/Advisors Abernathy

Tom Johnson / Dana Gorman

+1.212.371.5999

tom.johnson@h-advisors.global / dana.gorman@h-advisors.global

Category: Business Update

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